Exhibit 10.14
SERVICES AGREEMENT
This Services Agreement (“Agreement”) is entered into as of October 7, 2020, by and among Bowhead Insurance Holdings LP, a Delaware limited partnership (“Bowhead Insurance Holdings”) Bowhead Specialty Underwriters, Inc., a Delaware corporation (“Bowhead Specialty”), Bowhead Underwriting Services, Inc., a Delaware corporation (“Bowhead Services”), Bowhead Insurance Company, Inc., a Wisconsin insurance company (“Bowhead Insurance”), and each of their affiliates, which after the date hereof may be identified as the other signatories in a Joinder Agreement hereto. All of the foregoing are herein referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, subject to the terms and conditions of this Agreement, each Party desires to engage the other Parties to provide certain Services to such Party, and each Party desires to provide certain Services to such other Parties, as set forth herein.
NOW, THEREFORE, each Party agrees as follows:
ARTICLE 1
SERVICES PROVIDED BY EACH PARTY
1.1Services. During the period commencing on the date hereof and ending on the Termination Date, subject to the terms and conditions set forth in this Agreement, each Party (a “Service Provider”) shall provide or cause to be provided to the other Parties (the “Service Recipients”) the services specified in Schedule A (the “Services”).
1.2Additional Services. From time to time during the term of this Agreement, a Service Recipient may request in writing to the relevant Service Provider that such Service Provider render services in addition to those set forth in Schedule A (“Additional Services”). In the event that a Service Recipient makes a written request for any Additional Service, such Service Recipient and the relevant Service Provider shall negotiate in good faith and execute an addendum schedule to this Agreement or Schedule A, as may be necessary, that shall set forth, among other things, (a) the time period during which the Additional Service shall be provided, (b) a description of the Additional Service, (c) any standards of performance for the Additional Service in addition to those provided in Section 1.3, and (d) any pricing terms for the Additional Service. The relevant Service Provider’s obligations with respect to providing any such Additional Service shall become effective only upon entering into a signed written addendum schedule or separate written agreement with respect to such Additional Service.
1.3Service Standards. Each Service Provider shall perform its Services (a) in accordance with the applicable terms of this Agreement and, if applicable, the insurance policies reinsured by Bowhead Insurance; (b) in compliance with applicable Law, including the maintenance by such Service Provider of all licenses, authorizations, permits and qualifications from governmental authorities required to perform its Services under this Agreement; (c) with the care, skill, expertise, prudence and diligence that would be expected from experienced and qualified personnel performing such duties in like circumstances; and (d) subject to the foregoing, and if applicable, with the skill, diligence, care, effort and expertise that are at least equal in quality to the standards such Service Provider uses in conducting its own business. Each Service Provider shall, at its own expense, use reasonable best efforts to maintain sufficient staff of licensed, competent and trained personnel, as well as supplies and equipment, required to perform the

Services being provided by such Service Provider. Each Service Provider shall comply with all reasonable operational instructions it receives from the relevant Service Recipient relating to the performance of the Services and this Agreement.
1.4Service Fees. Each Service Provider shall be entitled to fees for the Services (“Service Fees”) in accordance with Schedule B attached hereto or any applicable addendum schedule, which shall be settled monthly by each of the Service Recipients on a net cost basis and in compliance with the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual. With respect to any Services provided (i) at cost, cost shall be determined based on commonly accepted cost accounting methods, and (ii) at above cost, any additional fees shall not exceed additional fees charged by the Service Provider to for similar Services provided to unaffiliated third parties. [With respect to any indirect and shared expenses, including for the provision of goods, third party services and managerial and other services, the costs shall be allocated to the Parties consistent with the provisions of SSAP No. 70 – Allocation of Expenses, based upon the most appropriate quantifiable measure supporting the activities performed in the cost centers, including, but not limited to, specific indemnification, level of service, time or activity report, special studies of employee activities, salary ratios, premium ratios or similar analyses.] The methods for determining costs and expenses shall be periodically reviewed and may be amended from time to time to address certain considerations, including, but not limited to, changes in business practices, quantifiable measures or Statutory Accounting Principles, or a determination that an allocation methodology used previously no longer appropriately reflects a proper distribution of costs and expenses among the Parties. Any change in allocation or settlement methods shall apply on the same basis to all Parties. The Service Fees shall be due and payable on or before the seventh (7th) business day following the end of each month. The Service Fees are the Service Provider’s full compensation for the Services, whether provided by such Service Provider or a Subcontractor appointed in accordance with Section 1.5.
1.5Subcontractors. Each Service Provider may subcontract for the performance of Services, at such Service Provider’s sole expense, to an affiliate of such Service Provider or to a third party (in each case, a “Subcontractor”). Each such Subcontractor shall be duly licensed to the extent required under applicable Law so as to permit the performances of the Services subcontracted to such Subcontractor in compliance with applicable Law. Notwithstanding the foregoing, no such subcontracting shall relieve the relevant Service Provider from any of its obligations or liabilities hereunder, and such Service Provider shall be responsible for all actions and omissions of such Subcontractor in connection with the provision of such Service or Services as if provided by such Service Provider. Unless specifically agreed in writing by a Service Recipient, neither a Subcontractor nor any of its employees, agents or representatives shall have the power or authority to act as agent or attorney-in- fact of, or bind, such Service Recipient in any way.
1.6Books and Records.
a.The Parties shall keep accurate and complete records of the business transacted under this Agreement (“Records”). Each Party shall maintain its Records with respect to Services separately from such Party’s records maintained for its own business. Except as specifically provided in this Agreement, the Records shall be the exclusive property of the Party maintaining such Records. The Parties shall implement and maintain commercially reasonable administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Records and any Confidential Information contained therein.

b.Upon the relevant Service Recipient’s request, each Service Provider shall provide to such Service Recipient, its representatives, auditors and any regulatory authorities (i) access to the Records pertaining to such Service Recipient maintained at such Service Provider’s office for auditing, reviewing or copying, and (ii) electronic or paper copies of any records requested by such Service Recipient within [thirty (30)] business days. If any audit conducted by a Service Recipient identifies instances of noncompliance with this Agreement, such Service Recipient may, at its option and in its sole discretion, require the relevant Service Provider to cure such noncompliance within any specified period of time as reasonably determined by the Service Recipient, without waiver of any of the Service Recipient’s rights under this Agreement.
c.Each Service Provider shall maintain all Records pertaining to its Services hereunder for not less than six (6) years following the termination of this Agreement, or such longer period as may be required by any applicable federal, state and local laws, rules and regulations (each, a “Law”).
d.This Section 1.6 shall survive the termination of this Agreement until all liabilities of the Service Providers hereunder are extinguished to each Service Recipient’s satisfaction. Each Party reserves all rights, including, but not limited to, the right to seek injunctive relief, if another Party is not in compliance with this Section 1.6.
1.7Licensed Products. If any Service Provider utilizes products or materials by virtue of a Service Recipient’s license agreements with any third parties (“Licensed Products”), such Service Provider agrees as follows:
a.The Licensed Products shall be used solely for the benefit of such Service Recipient and not for any other business of the Service Provider or any other third party;
b.Such Service Provider shall use the Licensed Products in compliance with such Service Recipient’s license agreements;
c.Such Service Provider shall sign all contracts, agreements or other documentation as such third party may reasonably require for such Service Provider to utilize the Licensed Products; and
d.Such Service Provider shall not sell, distribute, redistribute, donate, lend, license or transfer by any other means the Licensed Products to any person or entity other than employees of such Service Provider or such Service Recipient.
1.8Advance Funds and Oversight. Bowhead Insurance shall not advance funds to any of the other Parties except to pay for Services under this Agreement, and shall retain oversight for functions provided to it by any affiliate hereunder. Bowhead Insurance shall annually monitor Services provided to it for quality assurance.
1.9Funds and Invested Assets. All funds and invested assets of Bowhead Insurance under this Agreement shall remain the exclusive property of Bowhead Insurance, be held for the benefit of Bowhead Insurance and be subject to the control of Bowhead Insurance.

ARTICLE 2
COMPLIANCE
2.1Compliance with Legal and Other Requirements. In performing the Services, each Service Provider shall comply at all times in all material respects with all applicable Laws and any policies and procedures established by the Service Recipient receiving such Services and that have been communicated in writing to such Service Provider. Each Service Provider shall promptly notify the Service Recipient receiving Services from such Service Provider promptly upon such Serviced Recipient becoming aware of any non-compliance with or violation by such Service Provider (or any of its Subcontractors in connection with the performance of the Services) of any Law (if relating to the provision of the Services) or this Agreement.
2.2Information Safeguards and Security Breaches. Each Service Provider shall only process Confidential Information to provide the Services. Each Service Provider and its Service Recipient shall comply with all applicable state and federal laws, rules and regulations applicable to the provision, receipt, and processing of data under the Agreement, including but not limited to those federal and state laws and regulations protecting the privacy and security of personal information, “Nonpublic Personal Information” as defined in the Gramm-Leach-Bliley Act (15 U.S.C. § 6801, et seq.) and related state laws and regulations, and “Nonpublic Information” as defined in the NYDFS Cybersecurity Regulation (23 NYCRR 500) (collectively “Applicable Privacy Laws”). Each Service Provider shall maintain administrative, technical and physical safeguards that comply with Applicable Privacy Laws and, at a minimum are reasonably designed to: (a) ensure the security and confidentiality of Confidential Information; (b) protect against any anticipated threats or ’ hazards to the security or integrity of such Confidential Information; (c) protect against unauthorized access to or use of such Confidential Information that could result in substantial harm or inconvenience to the person or entity that is the subject of such Confidential Information; and (d) ensure the proper disposal of such Confidential Information, in each case not less than the standards required by applicable Law. As promptly as practicable, but in no event later than twenty-four (24) hours after becoming aware of a security breach or the unauthorized processing of Confidential Information, notice shall be provided to the party to the security breach or unauthorized processing.
2.3With respect to personal information processed under this Agreement, each Service Provider shall not retain, use, or disclose personal information for any purpose other than to perform the Services or outside of the direct business relationship between its Service Recipient and such Service Provider. Each Service Provider shall not sell, rent, release, disclose, disseminate, make available, transfer or otherwise communicate personal information to any third party for monetary or other valuable consideration. Each Service Provider certifies that it understands the restrictions on its processing of personal information as set forth in this Agreement and will comply with them.
2.4The Parties agree to cooperate in good faith to enter into any supplemental agreements necessary to comply with Applicable Privacy Laws.
ARTICLE 3
REQUIRED INSURANCE
3.1Required Insurance. Each Service Provider warrant that they now have and shall maintain, throughout the term of this Agreement and for a period of two (2) years after termination or for such longer period as each Party has any outstanding obligations hereunder, errors and omissions and fidelity insurance policies issued by insurers rated no less than A- by A.M. Best Company and such other insurance as a prudent service provider would maintain, and with reasonable and prudent terms and limits. The foregoing obligations shall survive termination of this Agreement until all liabilities arising hereunder are extinguished to each Service Recipient’s satisfaction.
3.2Extended Reporting Period. If any insurance policy purchased by any Service Provider in accordance with this Agreement is a claims-made policy, such Service Provider shall purchase the reporting period that is available upon termination of such coverage, unless and to the extent the successor insurer issues a policy that provides equivalent “prior acts” coverage dating back at least to the effective date of such policy.
ARTICLE 4
TERM AND TERMINATION
4.1Term. This Agreement shall commence as of the date hereof and shall continue until terminated in accordance with this Article 4 or until no further Services are required to be performed hereunder.
4.2Termination. This Agreement may be terminated as to a Party, upon forty-five (45) days’ written notice by such Party to terminate this Agreement.
4.3Special Termination. Except as provided in Section 8.1, this Agreement shall terminate with respect to a Party automatically upon:
a.The insolvency or bankruptcy of such Party;
b.The liquidation or dissolution of all or a substantial portion of such Party’s business;
c.The making of an assignment for the benefit of creditors by such Party;
d.The institution of any proceeding by or against such Party;
i.seeking to adjudicate it bankrupt or insolvent; or
ii.seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, which proceeding is not dismissed within thirty (30) days;
e.The institution of any proceeding by or against such Party seeking the entry of an order for relief of the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.
4.4Termination for Cause by Any Party. Upon notice to the other Parties, any Party (a “Non-Breaching Party”) may immediately, unless otherwise indicated, terminate this Agreement in whole or in part, with respect to any other Party (a “Breaching Party”) for cause upon the occurrence of any of the following:
a.A Material Breach of this Agreement by such Breaching Party and its subsequent failure to (i) cure such breach within thirty (30) days of receiving notice from such Non-Breaching Party to the extent said breach can be cured within that time, (ii) provide such Non-Breaching Party within thirty (30) days of receiving notice from such Non-Breaching Party a plan to cure such breach, the approval of such plan to be at such Non-Breaching Party’s reasonable discretion or (iii) cure such breach in accordance with the plan approved by such Non-Breaching Party pursuant to subparagraph (ii) of this Section 4.4(a). The Parties agree that a “Material Breach” includes, but is not limited to: (A) failure by any Service Provider to maintain licenses, authorizations, permits and qualifications from governmental authorities required for it to perform the Services required of it under this Agreement; (B) failure to follow the reasonable lawful instructions of any of its Service Recipients; or (C) refusal to permit any Service Recipient to inspect, copy or audit records of such Breaching Party relating to the Services provided so such Service Recipient;
b.A Breaching Party and/or any of its officers and directors becoming the subject of criminal charges or civil fraud charges; or
c.As to a Party, immediately, if such Party ceases to be an affiliate or subsidiary of Bowhead Insurance Holdings for any reason.
4.5Legislative, Regulatory or Administrative Change. In the event of a change in applicable federal or state laws, regulations or rules that materially and adversely affect the performance of a Party’s obligations under this Agreement or which make this Agreement unlawful, the Parties shall enter into good faith negotiations regarding a new arrangement that complies with such changed or adopted law, regulation or rule.
4.6Notice Period. If any Party elects to terminate this Agreement with respect to another Party in accordance with this Article IV, it shall give notice to the other Parties in the manner set forth in Section 8.3. Such notice shall state the effective date of the termination (“Termination Date”), which may be set by any Party electing to terminate, subject to the terms and limitations set forth in this Agreement.
4.7Scope of Termination. If any Non-Breaching Party elects to terminate this Agreement with respect to any Breaching Party, such Non-Breaching Party may limit the termination to any one specific, or combination of, Services. Such termination shall not affect any Party’s rights and obligations under this Agreement with respect to any other Service.
4.8Further Services. Upon termination of this Agreement with respect to any Service Provider, including any termination limited to any one specific, or combination of, Services, any Service Recipient may permit such Service Provider to continue to provide some or all Services after the Termination Date. Compensation for such post-termination Services shall be in accordance with Schedule A or any applicable addendum schedule. Upon any Service Recipient’s request, the Service Provider whose Services are being terminated shall reasonably cooperate with such Service Recipient and, if applicable, any service provider designated by such Service Recipient, to transition any terminated Services to any other Party or such other service provider.

ARTICLE 5
INDEMNIFICATION AND DEFENSE
5.1Indemnification by Each Party. Each Service Provider (an “Indemnitor”) shall indemnify, defend, and hold harmless its Service Recipients, their affiliates, successors and assigns, and their respective shareholders, directors, officers, employees, agents and representatives (the “Indemnitees”), from and against any and all claims, liabilities, suits, actions, demands, settlements, fines, penalties, damages including, but not limited to, punitive or exemplary damages, losses, judgments, costs, expenses whatsoever including, but not limited to, reasonable attorneys’ fees (collectively, “Claims”) incurred by the Indemnitees and all costs of defense to the extent resulting or arising, in whole or in part, from the following:
a.The gross negligence, recklessness, willful or intentional tortious misconduct of or by such Indemnitor, its Subcontractor or any of its or their respective directors, officers, employees or agents in performing its obligations under this Agreement, except to the extent that a Claim results from the actions or omissions of the Indemnitor at the specific direction of the Indemnitees;
b.Such Indemnitor’s breach or misuse of Licensed Products, including, but not limited to, breach or misuse by such Indemnitor’s officers, directors, employees, agents or representatives;
c.Any breach by such Indemnitor of this Agreement’s terms and conditions, or any of such Indemnitor’s representations, warranties or covenants contained in this Agreement (including, but not limited to, any failure of such Indemnitor to comply with applicable local, state or federal regulations applicable to the performance of services hereunder);
d.Such Indemnitor’s failure to comply with any Law, to the extent directly attributable to such Indemnitor’s or any Subcontractors acts, errors or omissions; and
e.An Indemnitee’s enforcement and collection of a Indemnitor’s indemnity obligations and duties under this Section 5.1.
5.2Reimbursement of Losses and Indemnified Expenses. An Indemnitor shall pay or reimburse the Indemnitee for any amounts which the Indemnitee shall pay or become legally obligated to pay by reason of any of the foregoing within thirty (30) days of receipt of a written statement from the Indemnitee reasonably setting forth the amount due.
5.3Notice, Defense. Any right to indemnification under this Article V shall not be conditioned upon whether the Indemnitee gives timely written notice to the Indemnitor of the claim, except to the extent that the Indemnitee is materially prejudiced thereby. The Indemnitor shall conduct the defense for all claims or suits with counsel of its choice and decide, in its sole opinion, whether any such claims or suits may be settled, but shall allow the indemnified party a reasonable opportunity to participate in the defense of the claim or suit with its own counsel and at its own expense. The Indemnitor may not, however, settle any claim or suit without the prior written consent of the indemnified party, not to be unreasonably withheld, conditioned or delayed, contains no admission of wrongdoing on the part of any Indemnitee, and includes an unconditional release of such Indemnitee from all liability on all claims that are the subject matter of such claim or suit. The Indemnitor shall pay all costs of defense, expenses and any judgment or settlement amounts in connection with claims or suits described in this Article V.

ARTICLE 6
DISPUTE RESOLUTION
6.1Arbitration.
a.The Parties and their representatives shall attempt in good faith to settle amicably by negotiation any and all disputes, controversies, conflicts and claims between the parties arising out of or relating to or in connection with this Agreement, the Services or any transactions contemplated hereby, the performance, non-performance or timely performance of the obligations set forth herein or asserted breach hereof (including any questions regarding the existence, validity, interpretation, enforceability or termination of this Agreement as well as any tort claims arising out of or related to this Agreement or the performance hereof) (each such claim, a “Contest”).
b.Any Contest that remains unresolved after sixty (60) days from the date of a Party’s notice of dispute from (or on behalf of) the other Party (“Contest Notice”) shall, upon the election of either Party, be determined by arbitration administered by JAMS in accordance with the “Comprehensive Rules and Arbitration Procedures” (or any successor thereto) of JAMS, as in effect on the date of receipt of the Contest Notice.
c.The seat of such arbitration shall be Wilmington, Delaware. The number of arbitrators shall be three (3). The language of such arbitration shall be English. The award issued by the arbitrator(s) in such arbitration with respect to the Dispute shall be final and binding, and the Parties agree to abide by any such decision. Arbitration expenses shall be paid by the relevant Party as determined by the arbitral tribunal. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If a Party needs to enforce an arbitral award by legal action of any kind, the Party against which such legal action is taken shall pay all reasonable costs and expenses and attorneys’ fees, including any cost of additional litigation or arbitration incurred by the Party seeking to enforce the award.
6.2Fees and Expenses. The Parties involved in any Contest shall divide equally the fees and expenses of the arbitrators, the umpire and other expenses of the arbitration, unless such fees and expenses are otherwise allocated by the arbitration panel.
ARTICLE 7
CONFIDENTIAL AND PROTECTED INFORMATION
7.1Confidentiality.
a.Each Party and any officers, directors, managers, employees, agents, attorneys, accountants and other advisors and representatives of it or its affiliates (“Party Representatives”) shall, keep confidential and not reveal to any other person (other than on a “need to know” basis to Party Representatives who are subject to the confidentiality obligations set forth herein) any confidential or proprietary documents or other confidential or proprietary information of the other Party, any of the other Party’s subsidiaries or affiliates or of a third party that the other Party is obligated to keep confidential (“Confidential Information”).

b.Notwithstanding the foregoing, the obligations set forth in this Section 7.1 shall not apply to Confidential Information that the disclosing Party is required to disclose under any applicable Law or governmental authority (provided that in the event disclosure is required by applicable Law or governmental authority, such disclosing Party shall, to the extent reasonably possible, (i) provide the other Party from whom or from whose affiliates such information is obtained with prompt notice of such requirement prior to making any disclosure so that such other party or any its affiliates may seek an appropriate protective order and (ii) provide the minimum disclosure of such Confidential Information as is practicable under the circumstances and seek to obtain confidential treatment of such disclosed information).
c.“Confidential Information” does not include, and there shall be no obligations hereunder with respect to, information that (i) at the time of disclosure is generally available to the public or (ii) was, is or becomes available on a non-confidential basis from a source that is not prohibited from disclosing such Confidential Information. Nothing in this Section 7.1 shall preclude either Party or its respective affiliates from disclosing Confidential Information (A) to appropriate governmental authorities in connection with audits conducted from time to time by such governmental authorities (provided that such Confidential Information shall be marked as “confidential”), or (B) for purposes of enforcing any rights under this Agreement.
d.Notwithstanding anything to the contrary herein, each Party agrees that it and its respective Party Representatives shall not use any Confidential Information for any reason or purpose other than in connection with the Services or performing its obligations or enforcing its rights hereunder.
ARTICLE 8
MISCELLANEOUS
8.1Receivership. If Bowhead Insurance is placed into receivership or seized by the commissioner or any other regulator under applicable Law, all of Bowhead Insurance’s rights under this Agreement shall extend to the receiver, commissioner or regulator and all applicable Records shall be made available to the receiver, commissioner or regulator immediately upon request. The other Parties shall not have an automatic right to terminate this Agreement if Bowhead Insurance is placed in receivership or seized by the commissioner.    Notwithstanding a seizure of Bowhead Insurance by a receiver, commissioner or regulator under the Insurers Rehabilitation and Liquidation Act, Insurance Code or other applicable Law, the other Parties shall continue to maintain any systems, programs, or other infrastructure pertaining to this Agreement and will make them available to the receiver, commissioner or regulator, for as long as such Parties continue to receive timely payment for Services rendered.
8.2Construction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections, Annexes and Schedules shall be deemed to be references to Articles and Sections of, and Annexes and Schedules to, this Agreement unless the context shall otherwise require. All Annexes and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include.” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof.” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as otherwise indicated, the word “or” shall not be exclusive and . shall mean “and/or.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to a Person are also to its successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
8.3Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any Party by any other Party, or whenever any of the Parties desires to give or serve upon any other Party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and five (5) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) two (2) business days after deposit with a courier with all charges prepaid or (c) when delivered, if hand- delivered by messenger, or (d) on the date sent by email (unless replied by an out-of-office auto-reply) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, all of which shall be addressed to the party to be notified and sent to the address set forth below or to such other address as may be substituted by notice given as herein provided.
To Bowhead Insurance Holdings:
667 Madison Ave., 5th Floor
New York, NY 10055
Attention: Office of General Counsel
Email: JKantor@bowheadspecialty.com
To Bowhead Specialty:
667 Madison Ave., 5th Floor
New York, NY 10055
Attention: Office of General Counsel
Email: JKantor@bowheadspecialty.com
To Bowhead Services:
667 Madison Ave., 5th Floor
New York, NY 10055
Attention: Office of General Counsel
Email: JKantor@bowheadspecialty.com

To Bowhead Insurance:
667 Madison Ave., 5th Floor
New York, NY 10055
Attention: Office of General Counsel
Email:
8.4Headings. The headings in this Agreement are for reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.
8.5Disaster Recovery. Each Party shall implement a disaster recovery plan, maintain its systems and records in accordance with such plan, and test such plan from time to time. Such disaster recovery plan shall include, but not be limited to, the provision of an incremental system backup no less than daily, a full system backup no less than weekly, and a second full system backup no less than monthly. The daily backups shall be maintained for at least one week, the weekly backups shall be maintained for at least one month, and the monthly backups shall be maintained for at least one year. The backups of the system shall be maintained at an approved facility outside of a party’s facility. In the event of damage to or malfunction of computer hardware or software or loss of data, the party damaged shall use reasonable best efforts to obtain replacement computer hardware or software and recovery data to restore the services to an acceptable level on a timely basis.
8.6Authority. Each Party represents and warrants that it has the full right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and that those obligations shall be binding and enforceable without approval from any other person or entity. Each person signing this Agreement on behalf of a Party represents and warrants that he or she has the full right, power, legal capacity, and authority to sign this Agreement on behalf of that Party.
8.7Independent Capacity. Each Party and its authorized agents, in the performance of this Agreement, shall act in an independent capacity and not as officers, employees, or agents of any other Party.
8.8Cooperation. Each Party shall cooperate and assist in the production of disclosures, notices, or other filings required by Law.
8.9Severability. In the event any portion of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.
8.10Amendments. Except as specifically provided herein, this Agreement may not be modified, amended or supplemented, nor may any provision hereof be waived, except by written amendment signed by the Parties stating the effective date of such amendment, modification, supplement or waiver.
8.11Entire Agreement. This Agreement embodies the entire agreement among the Parties with respect to the transactions contemplated hereby, supersedes all prior agreements and understandings, whether or not written.
8.12Third Party Rights. This Agreement is not intended to confer upon any person or entity, other than the Parties and, pursuant to Article 5, the Indemnitees, any rights or remedies hereunder.

8.13No Waiver. The failure of a Party to enforce any provision of this Agreement or to declare default shall not constitute a waiver by a Party of such provision. The past waiver of a provision by a Party shall not constitute a course of conduct or a waiver in the future as to that same provision.
8.14Assignment. This Agreement may not be assigned, in whole or in part, by any Party without the prior written approval of the other Parties.
8.15Governing Law. The terms and conditions of this Agreement shall be governed exclusively by the laws of the State of Wisconsin, without regard to conflicts of laws principles.
8.16Headings. The headings in this Agreement are for reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.
8.17Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall constitute one and the same instrument.
8.18Jointly Drafted. This Agreement shall be deemed to have been drafted by all Parties hereto and, in the event of a dispute, any perceived ambiguity shall not be construed against either Party.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by persons duly authorized as of the date first written above.

BOWHEAD INSURANCE HOLDINGS LP

By:	/s/ Jonathan Kantor
Name:	Jonathan Kantor
Title:	Secretary and General Counsel

BOWHEAD SPECIALTY UNDERWRITERS, INC.

By:	/s/ N James Tees
Name:	N. James Tees
Title:	Chief Financial Officer

BOWHEAD UNDERWRITING SERVICES, INC.

By:	/s/ Jonathan Kantor
Name:	Jonathan Kantor
Title:	Secretary and General Counsel

BOWHEAD INSURANCE COMPANY

By:	/s/ N James Tees
Name:	N. James Tees
Title:	Chief Financial Officer

SCHEDULE A
SERVICES
The Services listed below may be amended from time to time during the term of the Agreement in accordance with Section 1.1:
•Provision of goods;
•Arrangement of provision of third-party services;
•Facilities including, office space, furniture and fixtures;
•Management and other direct services including, without limitation:
◦Executive services;
◦Corporate strategy;
◦Business development;
◦Legal;
◦Corporate governance;
◦Product management;
◦Product development;
◦Premium processing;
◦Underwriting;
◦Actuarial services;
◦Marketing;
◦Customer sales;
◦Customer service;
◦Policy administration;
◦Billing:
◦Claims;
◦Reserving;
◦Sourcing and procurement;
◦Human resources;
◦Business integration;
◦Communications
◦Strategic data and analytics;
◦Financial and accounting services;
◦Investment;
◦Enterprise risk;
◦Reinsurance;
◦Internal audit;
◦Licensing;
◦Compliance;
◦Internal controls;
◦Tax compliance and reporting;
◦Regulatory reporting; and
◦Information and technology services.

SCHEDULE B
SERVICE FEES
Service Fees payable to a Service Provider shall equal the actual cost of the Services provided by such Service Provider.
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JOINDER AGREEMENT
Reference is hereby made to the Services Agreement, entered into as of [ó], 2020, by and among Bowhead Insurance Holdings LP, a Delaware limited partnership (“Bowhead Insurance Holdings”), Bowhead Specialty Underwriters, Inc., a Delaware corporation (“Bowhead Specialty”), Bowhead Underwriting Services Company, Inc., a Delaware corporation (“Bowhead Services”), Bowhead Insurance Company, Inc., a Wisconsin insurance company (“Bowhead Insurance”), (each an “Initial Affiliate” and collectively the “Initial Affiliates”) and each of their affiliates which, after the date thereof, became a party to the Agreement by executing this Joinder Agreement (hereinafter collectively referred to as the “Joinder Affiliates” or individually called the “Joinder Affiliate”). Pursuant to and in accordance with the Agreement, the undersigned affiliate hereby acknowledges that it has received and reviewed a complete copy of the Agreement and agrees that upon execution of this Joinder Agreement, and upon consent to this Joinder Agreement by the undersigned, such entity shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a “Party” thereunder for all purposes thereof, and shall be subject to all terms and conditions thereof.
Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of [ó].
[JOINDER AFFILIATE]

Name:
Title:

BOWHEAD INSURANCE HOLDINGS LP	BOWHEAD SPECIALTY UNDERWRITERS, INC.

Name:
Name:
Title:
Title:
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[BOWHEAD UNDERWRITING SERVICES, INC	BOWHEAD INSURANCE COMPANY, INC.

Name:	Name:
Title:	Title:
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